UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stone Ridge Trust
(Exact name of registrant as specified in its charter)

Delaware	(see below for EIN of each series)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 65th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

Stone Ridge 2048 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3001791
Stone Ridge 2049 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3013950
Stone Ridge 2050 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3014220
Stone Ridge 2051 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3034765
Stone Ridge 2052 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3057320
Stone Ridge 2053 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3058015
Stone Ridge 2054 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3079698
Stone Ridge 2055 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3106007
Stone Ridge 2056 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3106605
Stone Ridge 2057 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3130205
Stone Ridge 2058 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3154506
Stone Ridge 2059 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3155093

Stone Ridge 2060 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3178760
Stone Ridge 2061 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3199271
Stone Ridge 2062 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3199485
Stone Ridge 2063 Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3237473
Stone Ridge 2048 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3002396
Stone Ridge 2049 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3014472
Stone Ridge 2050 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3035421
Stone Ridge 2051 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3058316
Stone Ridge 2052 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3080021
Stone Ridge 2053 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3107068
Stone Ridge 2054 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3130936
Stone Ridge 2055 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3155891
Stone Ridge 2056 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3179816
Stone Ridge 2057 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3199767
Stone Ridge 2058 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3238347
Stone Ridge 2059 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3262424
Stone Ridge 2060 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3262899
Stone Ridge 2061 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3263304
Stone Ridge 2062 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3278923
Stone Ridge 2063 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	93-3279134

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-184477 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.001, of Stone Ridge 2048 Longevity Income ETF, Stone Ridge 2049 Longevity Income ETF, Stone Ridge 2050 Longevity Income ETF, Stone Ridge 2051 Longevity Income ETF, Stone Ridge 2052 Longevity Income ETF, Stone Ridge 2053 Longevity Income ETF, Stone Ridge 2054 Longevity Income ETF, Stone Ridge 2055 Longevity Income ETF, Stone Ridge 2056 Longevity Income ETF, Stone Ridge 2057 Longevity Income ETF, Stone Ridge 2058 Longevity Income ETF, Stone Ridge 2059 Longevity Income ETF, Stone Ridge 2060 Longevity Income ETF, Stone Ridge 2061 Longevity Income ETF, Stone Ridge 2062 Longevity Income ETF, Stone Ridge 2063 Longevity Income ETF, Stone Ridge 2048 Inflation-Protected Longevity Income ETF, Stone Ridge 2049 Inflation-Protected Longevity Income ETF, Stone Ridge 2050 Inflation-Protected Longevity Income ETF, Stone Ridge 2051 Inflation-Protected Longevity Income ETF, Stone Ridge 2052 Inflation-Protected Longevity Income ETF, Stone Ridge 2053 Inflation-Protected Longevity Income ETF, Stone Ridge 2054 Inflation-Protected Longevity Income ETF, Stone Ridge 2055 Inflation-Protected Longevity Income ETF, Stone Ridge 2056 Inflation-Protected Longevity Income ETF, Stone Ridge 2057 Inflation-Protected Longevity Income ETF, Stone Ridge 2058 Inflation-Protected Longevity Income ETF, Stone Ridge 2059 Inflation-Protected Longevity Income ETF, Stone Ridge 2060 Inflation-Protected Longevity Income ETF, Stone Ridge 2061 Inflation-Protected Longevity Income ETF, Stone Ridge 2062 Inflation-Protected Longevity Income ETF, Stone Ridge 2063 Inflation-Protected Longevity Income ETF (collectively, the “Shares”) is set forth in Post-Effective Amendment No. 92 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-184477; 811-22761), as filed with the Securities and Exchange Commission (“SEC”) on August 30, 2024, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)

Amended and Restated Certificate of Trust of Stone Ridge Trust (the “Registrant”), dated as of October 23, 2015, incorporated by reference to Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR on September 27, 2016.

(2)

Fifth Amended and Restated Agreement and Declaration of Trust of the Registrant, dated as of July 17, 2024, filed with the Registrant’s Registration Statement on Form N-1A with the SEC via EDGAR on August 30, 2024.

(3)

Amended and Restated Bylaws of the Registrant, dated as of October 27, 2020, incorporated by reference to Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR on December 2, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 3rd day of September, 2024.

(Registrant)	Stone Ridge Trust

By	/s/ Maura Keselowsky
Maura Keselowsky
Treasurer and Principal Financial Officer